UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2023, the Board of Directors (the “Board”) of Ur-Energy Inc. (the “Company”) approved an amendment to the Company’s compensation program as it relates to the executive officers of the Company. The change was made following a review of our compensation program and executive compensation by an independent compensation consultant. The independent consultant made certain recommendations, based upon a market review and analysis of our peer comparator companies, to begin to better align our program with those of our peers. The amendment made by the Board affects the target short-term incentive bonus available to the executive officers of the Company, increasing the ‘at-risk’ portion of each executive’s compensation under the program. The target bonus for the Chief Executive Officer was increased from 40% of base salary to 60%; the target bonus for the Chief Financial Officer, Chief Operating Officer and Corporate Secretary was increased from 30% of base salary to 45%. The change was applied to the short-term incentive bonuses for calendar year 2022 by resolution of the Board.

On April 10, 2023, the Company, through its wholly-owned subsidiary Ur-Energy USA Inc. (“Ur-Energy USA”) entered into an amendment to the existing employment agreement of Chief Executive Officer, John W. Cash, to reflect changes previously disclosed as he was named Chief Executive Officer, including a change to the amount of severance payment that may become payable to Mr. Cash, and related to his compensation all as previously disclosed (and non-material changes to his salary in 2022 following cost-of-living and other adjustments made pursuant to the Board’s approval). No other provision of the agreement was amended.

On April 7, 2023, the Company, through Ur-Energy USA, entered into an amendment to the existing employment agreement of Chief Operating Officer, Steven M. Hatten, related to his promotion to the role of Chief Operating Officer, to reflect the change in position and to his base salary, also all as previously disclosed. No other provision of the agreement was amended.

The Company plans to file the two amendments to employment agreements as exhibits to its Interim Report on Form 10-Q for the quarter ended March 31, 2023.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2023

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud Title: Corporate Secretary and General Counsel

3